UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2023
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices and zip code)

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 9, 2023, Herc Holdings Inc. (the “Company”) announced the appointment of W. Mark Humphrey to serve as the Senior Vice President and Chief Financial Officer, effective March 10, 2023. Mr. Humphrey, age 51, previously served as the Company’s Vice President and Chief Accounting Officer since April 2017 and served as the Company’s interim Chief Financial Officer from March 2018 through June 2018.

Mr. Humphrey is succeeding Mark Irion who resigned as the Company’s Senior Vice President and Chief Financial Officer, effective March 10, 2023. Mr. Irion will remain with the Company through March 31, 2023 to ensure a smooth succession process.

On March 9, 2023, the Company also announced the appointment of Mark A. Schumacher to serve as the Vice President, Chief Accounting Officer and Controller, effective March 10, 2023. Mr. Schumacher, age 46, previously served as the Company’s Vice President, Controller since February 2022; and as Assistant Corporate Controller from February 2017 through February 2022.

Mr. Humphrey will (i) receive an annual base salary of $470,000, (ii) be eligible for a target annual incentive cash bonus opportunity of 75% of his base salary, and (iii) be eligible to receive an annual long-term equity incentive award with a target value of $630,000. Mr. Schumacher will (i) receive an annual base salary of $300,000, (ii) be eligible for a target annual incentive cash bonus opportunity of 50% of his base salary, and (iii) be eligible to receive an annual long-term equity incentive award with a target value of $200,000.

Mr. Humphrey and Mr. Schumacher will receive equity awards with an aggregate fair value of approximately $280,000 and $75,000, respectively. These equity awards reflect the difference in value of the target long-term equity incentive award value for their newly appointed roles and their previous roles. The equity awards will be granted 60% in performance stock units (“PSUs”) and 40% in restricted stock units (“RSUs”) and will be based on the fair market value of the Company’s common stock on March 13, 2023, the grant date. The RSUs will vest ratably over three years and the PSUs will vest upon the completion and certification of performance for the January 1, 2023 to December 31, 2025 performance period, on generally the same terms provided to the Company’s other officers in the first quarter of 2023.

Mr. Humphrey and Mr. Schumacher will be eligible to participate in the Company’s retirement, health, welfare and other benefits available to officers of the Company. A description of the terms and conditions of the Company’s annual incentive cash incentive award (bonus) program, long-term equity incentive compensation, 401(k) plan, non-qualified deferred compensation plan, perquisites, the severance and change in control policy and other personal benefits received by the Company’s officers was set forth in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2022.

There are no arrangements or understandings between Mr. Humphrey or Mr. Schumacher and any other person pursuant to which they were appointed to serve as the Company’s principal financial officer and principal accounting officer, respectively. There is no transaction between Mr. Humphrey or Mr. Schumacher (or their immediate family) and the Company that requires disclosure in accordance with Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.

On March 9, 2023, the Company issued a press release announcing Mr. Humphrey’s and Mr. Schumacher’s appointments and Mr. Irion’s resignation, which is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Herc Holdings Inc. dated March 9, 2023 announcing succession in financial leadership.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ S. Wade Sheek
Name:	S. Wade Sheek
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date:  March 9, 2023

4